COMPARISON OF CHANGE IN VALUE OF $10,000
INVESTMENT IN DREYFUS MIDCAP VALUE FUND
AND THE RUSSELL MIDCAP INDEX

EXHIBIT A:
                       DREYFUS
           RUSSELL      MIDCAP
 PERIOD     MIDCAP      VALUE
           INDEX *       FUND

9/29/95     10,000         10,000
11/30/95    10,263         10,256
2/29/96     10,788         11,411
5/31/96     11,425         13,146
8/31/96     11,058         12,688
11/30/96    12,411         14,824
2/28/97     12,725         15,980
5/31/97     13,398         17,106
8/31/97     14,827         19,724

*Source: Lipper Analytical Services, Inc.